SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          July 14, 2004

                     NORD PACIFIC LIMITED
(Exact name of Registrant as specified in its charter)

New Brunswick, Canada	000-19182	Not Applicable
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

   2727 San Pedro, NE #116, Albuquerque, NM     87110
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number:  (505) 872-2470

Item 5.  Other Events.

On July 14, 2004, Nord Pacific Limited sent the attached letter to its shareholders.  The letter discusses certain tax requirements of the Canada Revenue Agency and steps non-Canadian shareholders can take to avoid the withholding requirements of Canadian tax law.

Item 7.  Financial Statements and Exhibits.

          The following exhibits are furnished with this Report.

                   Exhibit
                   Number            Document

99.1             Letter to shareholders, dated July 14, 2004 (exhibits to the letter are found on Nord Pacific Limited's website -www.nordpacific.com).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on as its behalf by the undersigned hereunto duly authorized.

          Nord Pacific Limited
(Registrant)

Date:  August 9, 2004                           By:     /s/ Mark R. Welch
                                                                       Mark R. Welch
                                                                       President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number       Document

 99.1              Letter to Shareholders, dated July 14, 2004.

3